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                                                                    EHXIBIT 4.15

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated February 27, 1997, by and between Genzyme Corporation, a Massachusetts corporation (the "COMPANY"), and Credit Suisse First Boston (Hong Kong) Ltd. (the "PURCHASER").

         In connection with the Note Purchase Agreement of even date herewith (the "NOTE PURCHASE AGREEMENT"), the Company has agreed, subject to the terms and conditions set forth therein, to issue and sell to the Purchase a note (the "NOTE") which is convertible into shares of the Company's Tissue Repair Division Common Stock, $.01 par value (the "GTR STOCK"). In order to induce the Purchaser to enter into the Note Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

         In consideration of the Purchaser entering into the Note Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.    DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings specified:

         (a) "CLOSING" shall have the meaning specified in the Note Purchase Agreement;

         (b)   "DUE DATE" means June 27, 1997;

         (c) "HOLDER" means any person owning or having the right to acquire, through conversion of principal of or interest on the Note, Registrable Securities, including initially the Purchaser, and any permitted assignee thereof;

         (d) "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous basis ("Registration Statement"), and the declaration or ordering of effectiveness of the Registration Statement by the Securities and Exchange Commission (the "Commission"); and

         (e) "REGISTRABLE SECURITIES" means the shares of GTR Stock issued or issuable either (i) upon conversion of principal of the Note or (ii) as payment for interest due and payable thereon (the "Conversion Shares") and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares.

         2.    MANDATORY REGISTRATION.

               (a) On or before April 1, 1997, the Company shall prepare and file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of
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Registration Statement as is then available to effect a registration of the
Registrable Securities, subject to the consent of the Purchaser, which consent will not be unreasonably withheld) as a "shelf" registration statement under Rule 415 covering the resale of all shares of Registrable Securities then issuable on conversion of the Note or in payment of interest thereon. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of GTR Stock as may be required to effect conversion of the Note to prevent dilution resulting from stock splits, stock dividends or similar events, or by reason of changes in the Conversion Price in accordance with the terms of the Note.

               (b) The Company shall, subject to Sections 4(h) and 4(i) hereof, maintain the effectiveness of the Registration Statement from the effective date thereof until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Purchaser) may be immediately sold to public without registration and without regard to the amount of Registrable Securities which may be sold by the Holder thereof at a given time (the "REGISTRATION PERIOD").

               (c) If the Registration Statement is not declared effective by the Commission on or before the Due Date, or if, after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by Holder under the Registration Statement for any reason (other than during a Standstill Period, as defined below), the Company shall pay to the Holder an amount equal to the lesser of (x) two percent (2%) per month and (y) the highest rate permitted by applicable law, TIMES the aggregate unpaid principal amount of the Note, accruing daily and compounded monthly, from the Due Date until the date on which the Registration Statement is declared effective or becomes available for sales of Registrable Securities, as the case may be. The amounts paid or payable by the Company hereunder shall be in addition to any other remedies available to the Purchaser at law or in equity or pursuant to the terms of any other Transaction Document.

         3.    PIGGYBACK REGISTRATION.

               If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of GTR Stock under the Securities Act in connection with the public offering of such share for case (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity (a "Proposed Registration") and (ii) a registration statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holder, the Company shall, at such time, promptly give the Holder written notice of such Proposed Registration. The Holder shall have thirty (30) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that the Holder intends to sell and the Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder; PROVIDED, HOWEVER, that the Company shall have the right



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to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder.

         4.    OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities pursuant to a Registration Statement, the Company shall:

               (a) prepare and file with the Commission a Registration Statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective at all times during the Registration Period;

               (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement, or as may be reasonably requested by the Holder in order to incorporate information concerning the Holder or the Holder's intended method of distribution;

               (c) in the event that the number of shares available under a Registration Statement filed by the Company hereunder is insufficient to cover all of the Registrable Securities then outstanding, the Company shall amend such Registration Statement, or file a new Registration Statement, or both, so as to cover all shares of Registrable Securities then outstanding. Any Registration Statement filed pursuant to this Section 4 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of GTR Stock as may become issuable upon conversion of the Note. Unless and until such amendment or new Registration Statement becomes effective, the Holder shall have the rights described in Section 2(c) above;

               (d) secure the designation and quotation of the Registrable Securities on the Nasdaq National Market;

               (e) furnish to the Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Holder's Registrable Securities;

               (f) use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by the Holder, and do any and all other acts or things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

               (g) in the event of an underwritten public offering of the Registrable Securities enter into an perform its obligations under an underwriting agreement, in usual and



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customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

               (h) notify the Holder immediately upon the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and a promptly as practicable, prepare, file and furnish to the Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; PROVIDED, HOWEVER, that the Company may delay preparing, filing and distributing any such supplement or amendment if the Company determines in good faith that such supplement or amendment might, in the reasonable judgment of the Company, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) or
(ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at such time; PROVIDED, FURTHER, that (x) the Company will give notice (a "STANDSTILL NOTICE") of any such delay no less than five (5) business days prior to such delay, (y) such delay shall not extend for a period of more than ten (10) business days without the written consent of the Holder and (z) the Company may utilize such delay no more than once in each calendar year;

               (i) use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Holder of the issuance of such order and the resolution thereof;

               (j) furnish to the Holder, on the date that such Registration Statement becomes effective, (i) an opinion, dated such date, of outside counsel representing the Company (and reasonably acceptable to the Holder) addressed to the Holder and in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) in the case of an underwriting, a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder;

               (k) provide the Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

               (l) permit counsel for the Holder to review such Registration Statement and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission.



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         5.    OBLIGATIONS OF HOLDER.

         In connection with the registration of the Registrable Securities pursuant to the Registration Statement, the Holder shall:

               (a) furnish to the Company such information regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof:

               (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 4(i), immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until withdrawal of the stop order referred to in paragraph 4(i); and

               (c) if so requested by the Company, provided a Registration Statement covering the sale of all of the Registrable Securities is then effective, the Holder shall not sell or otherwise transfer pursuant to the Registration Statement or pursuant to Rule 144 any Registrable Securities (i) during the period from the second (2nd) business day prior to the effective date of a registration statement filed by the Company under the Securities Act in connection with a public offering of GTR Stock until the thirtieth (30th) calendar day following such effective date, and (ii) during the period from the date specified in the Standstill Notice given by the Company pursuant to paragraph 4(h) above that the Company has determined that it will delay the preparation and filing of an amendment or supplement to the prospectus included in the Registration Statement until the expiration date specified in such notice (the periods described in clauses (i) and (ii) hereof are each referred to herein as a "Standstill Period"). The Company agrees that upon a Conversion with a Conversion Date occurring after the expiration date of a Standstill Period until (and including) the tenth (10th) business day following the date of such expiration, the Conversion Price shall be the lesser of (A) the lowest Conversion Price in effect during the Standstill Period and (B) the Conversion Price on the Conversion Date.

         6.    INDEMNIFICATION.

         In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

               (a) To the extent permitted by law, the Company shall indemnify and hold harmless the Holder, the officers, directors, employees, agents and representatives of the Holder, and each person, if any, who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "LOSSES"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (collectively, "VIOLATIONS"). The Company will reimburse the Holder, and each such officer, director, employee, agent, representative or controlling person for any legal or other expenses as reasonably incurred by any



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such entity or person in connection with investigating or defending any Loss;
provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or give, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to the Holder of an event described in
Section 4(h) or 4(i).

               (b) To the extent permitted by law, the Holder shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by the Holder expressly for use in such Registration Statement; and the Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6(b) exceed the net purchase price of securities sold by the Holder under the Registration Statement.

               (c)   Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action.

               (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and the Holder agree to contribute to the aggregate Losses to which the Company or the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the



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Company and the Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall the holder be responsible for any amount in excess of the net purchase price of securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holder. The Company and the Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Holder shall have the same rights to contribution as the Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               (e)   The obligations of the Company and the Holder under this
Section 6 shall survive the conversion or redemption, if any, of the Note, the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

         7.    REPORTS.

               With a view to making available to the Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

               (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         8.    MISCELLANEOUS.

               (a) EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to the Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and



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disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(j) hereof shall be borne by the Company.

               (b) AMENDMENT; WAIVER. Any provisions of this Agreement may be amended only pursuant to a written instrument executed by the Company and the Holder. Any waiver of the provision of this Agreement may be made only pursuant to a written instrument executed in accordance with this paragraph shall be binding upon the Holder, each future Holder, and the Company.

               (c) NOTICES. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or when sent by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

                     If to the Company:

                     Genzyme Corporation
                     One Kendall Square
                     Cambridge, Massachusetts 02139
                     Attn: Chief Legal Counsel
                     Fax: 617-252-7553

                     If to the Purchaser:

                     Credit Suisse First Boston (Hong Kong) Ltd.
                     One Exchange Square, 16th Floor
                     Hong Kong
                     Attn: Matthew Lawrence
                     Fax: 852-2845-2456

                     With a copy to:

                     Credit Suisse First Boston Corporation
                     11 Madison Avenue
                     New York, New York 10010
                     Attn: Raymond J. Dorado, Esq.
                     Fax: 212-325-8102

                     With a copy to:

                     Credit Suisse First Boston Corporation
                     11 Madison Avenue
                     New York, New York 10010
                     Attn: Allen Weine/John McAvoy
                     Fax: 212-325-6519



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and if to any other Holder, at such Holder's address as such Holder shall have furnished the Company in writing.

               (d) TERMINATION. This Agreement shall terminate on the earlier to occur of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification obligations under this Agreement.

               (e) ASSIGNMENT. The rights of the Holder hereunder shall be assigned automatically to any transferee of the Note or Registrable Securities as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) immediately following such transfer, the further disposition of Registrable Securities is restricted under the Securities Act or under state securities laws, (iii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iv) such transfer is made in accordance with the applicable requirements of the Note Purchase Agreement. No rights under this Agreement shall be assigned to any person or entity to whom less than the Note and all of the Registrable Securities held by the Holder are transferred.

               (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

GENZYME CORPORATION


By: /s/ David J. McLachlan
    ----------------------------------------
    Name:  David J. McLachlan
    Title: Executive Vice President, Finance
           and Chief Financial Officer


CREDIT SUISSE FIRST BOSTON (HONG KONG) LTD.

By: /s/ Matthew T. Lawrence
    ----------------------------------------
    Name: Matthew T. Lawrence
    Title: Director



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